As filed with the Securities and Exchange Commission on July 29, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BRUNSWICK CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	36-0848180 (I.R.S. Employer Identification No.)
26125 N. Riverwoods Blvd., Suite 500
Mettawa, Illinois 60045-3420
(847) 735-4700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christopher F. Dekker
Brunswick Corporation
Executive Vice President, General Counsel and Secretary
26125 N. Riverwoods Blvd., Suite 500
Mettawa, Illinois 60045-3420
(847) 735-4700
(Name, address, including zip code and telephone number, including area code, of agent for service)
with copies to:
Andrew J. Pitts
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)(2)	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(1)
Debt Securities(3)
Preferred Stock(3)(4)
Depository Shares (3)(5)
Common Stock(3)(4)
Warrants(6)
Stock Purchase Contracts(7)
Stock Purchase Units(8)
(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees.

(2)
The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

(3)
Debt securities, preferred stock, depository shares and common stock, as may be issuable upon conversion or redemption, or upon the exercise of warrants registered under this registration statement, of debt securities, preferred stock or depository shares, as the case may be, registered under this registration statement.

(4)	Shares of common stock and preferred stock may also be issued by the registrant upon settlement of the stock purchase contracts or stock purchase units of the registrant.
(5)
Depository shares will be evidenced by depository receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of preferred stock registered under this registration statement, depository receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depository under the deposit agreement.

(6)	Warrants may represent rights to purchase debt securities, preferred stock or common stock registered under this registration statement.
(7)	Stock purchase contracts may be issued separately or as stock purchase units.
(8)
Stock purchase units may consist of a stock purchase contract and debt securities or preferred stock registered under this registration statement or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts.

PROSPECTUS

BRUNSWICK CORPORATION
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITORY SHARES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
WARRANTS
HYBRID SECURITIES COMBINING ELEMENTS OF THE FOREGOING
We may offer and sell from time to time, any of the securities listed above, in one or more series.
This prospectus contains a general description of the securities that we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus or in other offering materials we may prepare. Read this prospectus and any supplement carefully before you invest.
Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.
Our common stock is listed on the New York Stock Exchange and Chicago Stock Exchange under the trading symbol “BC”.
We are a Delaware corporation and our principal offices are located at 26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois 60045-3420 and our telephone number is (847) 735-4700.
Investing in our securities involves risk. You should carefully read and consider the information referred to under the heading “Risk Factors” on page 1 of this prospectus and set forth in the documents incorporated by reference herein before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 29, 2021.

i

RISK FACTORS
Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in any applicable prospectus supplement or incorporated by reference into this prospectus or any applicable prospectus supplement in light of their particular investment objectives and financial circumstances. For more information, see the sections entitled “Documents Incorporated by Reference” and “Where You Can Find More Information” below.
ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on Brunswick Corporation and its financial statements.
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The securities may be sold for United States dollars, non-U.S. currency or currency units. Amounts payable with respect to any securities may be payable in United States dollars or non-U.S. currency or currency units as specified in the applicable prospectus supplement.
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
All references to “Brunswick,” the “Company,” the “Registrant,” “our,” “us” and “we” in this prospectus mean Brunswick Corporation and its wholly owned subsidiaries and other entities controlled by Brunswick Corporation except where it is clear from the context that the term means only the issuer, Brunswick Corporation.
DOCUMENTS INCORPORATED BY REFERENCE
This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.
All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus are incorporated by reference into and are deemed to be a part of this prospectus from the date of filing of those documents; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC.

The following documents, which we have filed with the SEC, are incorporated by reference into this prospectus:
•
Annual Report on Form 10-K for the year ended December 31, 2020, filed February 16, 2021 (including the portions of the Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders, filed March 19, 2021, that are incorporated by reference into such annual report);

•	Quarterly Reports on Form 10-Q for the quarter ended April 3, 2021, filed May 11, 2021;
•	Current Reports on Form 8-K filed June 7, 2021, June 25, 2021 and July 19, 2021; and
•
the description of our common stock, par value $0.75 per share, contained in our registration statement on Form 8-A filed with the SEC on March 14, 1996, as amended by Amendment No. 1 filed on February 18, 2004, and any further amendments or reports filed for the purpose of updating that description, including the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are available from us upon your request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference into this prospectus, then the exhibits will not be provided. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement or incorporated by reference into this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors or may no longer continue to be true as of any given date.
Requests for documents relating to us should be directed to:
Christopher F. Dekker
Brunswick Corporation
26125 N. Riverwoods Blvd., Suite 500
Mettawa, Illinois 60045-3420
(847) 735-4700
WHERE YOU CAN FIND MORE INFORMATION
We have filed reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available on our Internet site at http://www.brunswick.com. However, the information on, or accessible through, our Internet site is not part of this prospectus or any accompanying prospectus supplements or other offering materials unless specifically incorporated by reference herein or therein, as applicable.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated by reference herein contain, and any related prospectus supplements, other offering materials and documents deemed to be incorporated by reference herein or therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements may include words such as “expect,” “anticipate,” “believe,” “may,” “should,” “could,” “estimate” and similar terms. These statements involve certain risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. See “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These risks include, but are not limited to:
•	the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending;
•	fiscal policy concerns;
•	adverse economic, credit, and capital market conditions;
•	changes in currency exchange rates;
•	higher energy and fuel costs;
•	competitive pricing pressures;
•
the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions;

•	managing our manufacturing footprint;
•	weather and catastrophic event risks;
•	international business risks;
•	our ability to develop new and innovative products and services at a competitive price;
•	our ability to meet demand in a rapidly changing environment;
•	loss of key customers;
•
actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic;

•	supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions;
•	absorbing fixed costs in production;
•	joint ventures that do not operate solely for our benefit;
•	our ability to successfully implement our strategic plan and growth initiatives;
•	attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes;
•	our ability to identify, complete, and integrate targeted acquisitions;
•	the risk that strategic divestitures will not provide business benefits;
•	maintaining effective distribution; adequate financing access for dealers and customers;
•	requirements for us to repurchase inventory;
•	inventory reductions by dealers, retailers, or independent boat builders;
•	risks related to the Freedom Boat Club franchise business model;

•
outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs;

•	our ability to protect our brands and intellectual property;
•	changes to U.S. trade policy and tariffs;
•	having to record an impairment to the value of goodwill and other assets;
•	product liability, warranty, and other claims risks;
•	legal and regulatory compliance, including increased costs, fines, and reputational risks;
•	changes in income tax legislation or enforcement;
•	managing our share repurchases; and
•	certain divisive shareholder activist actions.
Additional factors that may cause risks and uncertainties include those discussed in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q, and may also include risk factors and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus.
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date they are made. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

DESCRIPTION OF BRUNSWICK
Brunswick designs, manufactures, and markets recreational marine products, including leading marine propulsion products, parts and accessories, and boat brands, and operate service and shared access businesses, including the world's largest boat club. Our propulsion products include marine engines and related controls, rigging, and propellers. We manufacture and distribute a broad portfolio of parts and accessories, engine parts and consumables, electrical products, and boat parts and systems for original equipment manufacturers, aftermarket parts and accessory retailers and distributors, and for internal production. The boats we make include fiberglass sport boats, cruisers, sport fishing and center-console, offshore fishing, aluminum and fiberglass fishing, pontoon, utility, deck, inflatable, tow/wake, and heavy-gauge aluminum boats. Additionally, we offer related financing services, our shared access boat club, and we continually focus on exploring, investing in, and developing opportunities to further engage consumers and improve boater experiences. As the global leader in recreational marine, it is our intention to define the future of recreational boating through innovation and inspiration on the water.
PROPULSION SEGMENT
The Propulsion segment manufactures and markets a full range of outboard, sterndrive, and inboard engines, as well as propulsion-related controls, rigging, and propellers. The Propulsion segment primarily markets under the Mercury Marine, Mercury, Mercury MerCruiser, Mariner, Mercury Racing, and Mercury Diesel brands. These products are principally sold directly to independent boat builders, local, state, and foreign governments, and Brunswick’s Boat segment. In addition, the Propulsion segment sells outboard engines through a global network of more than 6,000 marine dealers and distributors, specialty marine retailers, and marine service centers.
Mercury Marine manufactures four-stroke outboard engine models ranging from 2.5 to 600 horsepower. Mercury Marine’s four-stroke outboard engines include Verado, ProXS, SeaPro, and Race variations that include naturally aspirated and supercharged engines offered in a multitude of configurations designed for use in recreational, commercial, and racing applications. Mercury Marine and Mercury Racing manufacture inboard and sterndrive engine models ranging from 115 to 1,750 horsepower. Mercury Marine also manufactures two-stroke, non-DFI engines for certain markets outside the United States. Most of Mercury Marine's sterndrive and inboard engines are available with catalyst exhaust treatment and monitoring systems, and all are compliant with applicable U.S. state and federal environmental regulations. Mercury Marine’s engines also comply with applicable global emissions and noise regulations.
In addition to marine engines and propulsion systems, Mercury Marine manufactures, markets, and supplies propulsion-related controls, rigging, and propellers. These products are designed for and sold to original equipment manufacturers (including Brunswick brands) and aftermarket retailers, distributors, and distribution businesses.
PARTS & ACCESSORIES SEGMENT
The Parts & Accessories segment (“P&A segment”) consists of the Engine Parts and Accessories and the Advanced Systems Group operating segments, which are aggregated and presented as a single reportable segment. P&A segment manufactures and markets parts and accessories, including engine parts and consumables, electrical products, and boat parts and systems, and supplies parts and accessories through the distribution business. These products are designed for and sold mostly to aftermarket retailers, distributors, and distribution businesses, as well as original equipment manufacturers (including Brunswick brands) for both marine and non-marine markets. The P&A segment had 2020 net sales of $1,508.8 million.
Branded Engine Parts and Accessories include consumables, such as engine oils and lubricants, and are sold under the Mercury, Mercury Precision Parts, Quicksilver, and Seachoice brands. Engine Parts and Accessories distribution businesses include Land ‘N’ Sea, Kellogg Marine Supply, Lankhorst Taselaar, BLA, and Payne’s Marine Group. These businesses are leading distributors of both third party and Company marine parts and accessories throughout North America, Europe, and Asia-Pacific, offering same-day or next-day delivery service to a broad array of marine service facilities.
Brunswick formed the Advanced Systems Group (“ASG”) effective January 1, 2020. ASG includes the collection of brands acquired with Power Products in 2018 and certain other parts and accessories brands. ASG conducts business under the Ancor, Attwood, BEP, Blue Sea Systems, CZone, DelCity, Garelick, Lenco Marine,

Marinco, Mastervolt, MotorGuide, NAUTIC-On, ParkPower, Progressive Industries, ProMariner, and Whale brand names. ASG products include marine electronics and control systems, instruments, trolling motors, fuel systems, and electrical systems, as well as specialty vehicle, mobile, and transportation aftermarket products.
BOAT SEGMENT
The Boat segment consists of the Brunswick Boat Group (“Boat Group”), which manufactures and distributes recreational boats, and Business Acceleration, which provides innovative service models, shared access solutions, dealer services, and emerging technology to attract a wide range of customers to the marine industry. The Boat segment manages Brunswick’s boat brands; evaluates and optimizes the Boat segment’s boat portfolio; promotes recreational boating services and activities to enhance the consumer experience and dealer profitability, including through its Business Acceleration initiatives; and speeds the introduction of new technologies into boat manufacturing and design processes.
The Boat Group designs, manufactures, and markets the following boat brands and products: Sea Ray sport boats and cruisers; Bayliner sport cruisers and runabouts; Boston Whaler fiberglass offshore boats; Lund fiberglass fishing boats; Crestliner, Cypress Cay, Harris, Lowe, Lund, and Princecraft aluminum fishing, utility, pontoon boats, and deck boats; Heyday tow/wake boats; and Thunder Jet heavy-gauge aluminum boats. The Boat segment procures substantially all of its outboard engines, gasoline sterndrive engines, and gasoline inboard engines from Brunswick's Propulsion segment.
The Boat Group also includes Brunswick boat brands based in Europe and Asia-Pacific, which include Quicksilver, Uttern, and Rayglass (including Protector and Legend) that are typically equipped with Mercury Marine engines and often include other parts and accessories supplied by the Propulsion and P&A segments.
BUSINESS ACCELERATION
The Business Acceleration Group is dedicated to developing emerging and disruptive business models, focusing on services and subscriptions, engaging the next generation of boaters, and investing in early-stage innovative marine companies.
Business Acceleration businesses include Freedom Boat Club (“FBC”), which we believe is the world’s leading boat club network. FBC is made up of more than 250 Company-owned and franchised boat club locations across the U.S., Canada, and Europe. These locations sell memberships comprised of an initiation fee and ongoing monthly payment in exchange for which members gain shared access to their local club’s diverse fleet of boats and reciprocal privileges at other FBC locations. We believe this boat club membership model provides access to the boating lifestyle in a way that attracts new entrants, keeps disaffected boaters in the fold, and helps grow the broader boating community. FBC also provides a channel for sales of our boats, marine engines, parts and accessories, and various other services we offer.
The Business Acceleration Group also includes Boating Services Network, a dealer finance and ancillary service business unit that provides floor plan finance through Brunswick Acceptance Company (USA) and Brunswick Commercial Finance (Canada), retail finance through Blue Water Finance and Mercury Repower Finance, retail extended warranties under the Passport and Passport Premier brands through Brunswick Product Protection Corporation, retail insurance through Boater's Choice Insurance, and close to 50 name brand marine dealer service providers through Brunswick Dealer Advantage. Each offering allows us to deliver a more complete line of financial services and product offerings to our boat and marine engine dealers and their customers. See the “Financing Joint Venture” section below for details about our related financing joint venture that operates closely with the Boating Services Network.
FINANCING JOINT VENTURE
Through our Brunswick Financial Services Corporation subsidiary, we own a 49 percent interest in a joint venture, Brunswick Acceptance Company, LLC (“BAC”). Under the terms of the joint venture agreement, BAC provides secured wholesale inventory floorplan financing to our boat and engine dealers.

USE OF PROCEEDS
Unless otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by this prospectus for general corporate purposes, including, among other things, repaying, repurchasing or redeeming existing debt, repurchasing our equity securities, expanding existing businesses, acquiring businesses, investing in other business opportunities and funding pension obligations. Pending such use, we may temporarily invest the net proceeds in short-term interest-bearing investments.
GENERAL DESCRIPTION OF SECURITIES
We may offer under this prospectus: debt securities; common stock; preferred stock; depository shares; stock purchase contracts; stock purchase units; warrants to purchase debt securities, common stock or preferred stock; or any combination of the foregoing, either individually or as units consisting of two or more securities.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
We will issue any debt securities offered by this prospectus pursuant to the indenture, dated as of October 3, 2018 (the “Indenture”), between us and U.S. Bank National Association, as trustee (the “Trustee”), a copy of which is filed as an exhibit to the registration statement and incorporated by reference into this prospectus. The following section is a summary of certain provisions of the Indenture. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions in the Indenture of certain terms. We encourage you to read the Indenture and our debt securities for provisions that may be important to you.
All capitalized terms included in this summary shall have the same meanings specifically set forth in the Indenture. For purposes of this description, references to the “Company,” “Brunswick,” “we,” “our,” and “us” refer only to Brunswick Corporation and not its subsidiaries.
We may issue debt securities as part of a stock purchase unit. Stock purchase units are summarized in this prospectus under the heading “Description of Stock Purchase Contracts and Stock Purchase Units.”
The Indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities and provides that debt securities may be issued from time to time in one or more series. The Indenture provides that debt securities will be issued in fully registered form in denominations which may be specified for each particular series, if other than denominations of $2,000 and integral multiples of $1,000 or the equivalent in a foreign currency. Under the Indenture, debt securities will be unsecured and will rank pari passu with our other unsecured and unsubordinated Indebtedness.
Unless otherwise described in the prospectus supplement relating to the debt securities of any particular series, there are no covenants or provisions contained in the Indenture that may afford the holders of our debt securities protection in the event of a highly leveraged transaction involving us. Any such highly leveraged transaction may adversely affect holders of our debt securities.
We will set forth in a prospectus supplement, including any pricing supplement or term sheet, the following terms of the debt securities, among others, if applicable:
•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the debt securities will mature;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, if any, and the date from which any such interest will accrue;

•	the times at which any such interest will be payable and any regular record dates;
•
the terms and conditions, if any, on which a particular series of debt securities shall be convertible into or exchangeable for, shares of any class or classes of our capital stock or other securities or securities of a third party, including the price or prices or the rate or rates of conversion or exchange;

•	the currency or currencies in which principal of and any interest on the debt security may be payable;
•
if the currency for which debt securities may be purchased, or in which principal of and interest on the debt securities may be payable is at the purchaser’s election, the manner in which such an election may be made;

•	the dates, if any, on which, and the price or prices at which, the debt securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by us;
•
the date, if any, after which, and the price or prices at which, the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or that of the holder of our debt security; and

•	any other terms of the debt securities.

DESCRIPTION OF CAPITAL STOCK
GENERAL
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.75 per share, of which approximately 77,523,863 shares were issued and outstanding, as of July 22, 2021, and 12,500,000 shares of preferred stock, par value $0.75 per share, none of which are issued or outstanding.
COMMON STOCK
Each share of common stock is entitled to one vote at all meetings of stockholders for the election of directors and all other matters submitted to stockholder vote. The common stock does not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock can elect all the directors if they choose to do so. Dividends may be paid to the holders of common stock when, as and if declared by our board of directors out of funds legally available for paying dividends. Our common stock has no preemptive or similar rights. Upon the liquidation, dissolution or winding up of our affairs, any assets remaining after provision for payment of all liabilities would be distributed pro rata among holders of our common stock. The shares of common stock currently outstanding are fully paid and nonassessable. The shares of common stock outstanding are, and any shares of our common stock offered by this prospectus will be upon issuance against full payment of the purchase price of the common stock, fully paid and nonassessable.
Our certificate of incorporation contains provisions requiring, with some exceptions, any merger, consolidation, disposition of assets or similar business combination with a person who owns 5 percent or more of the shares of our stock entitled to vote in elections of our directors to be approved by the affirmative vote of the holders of two-thirds of the shares of our stock entitled to vote in elections of directors which are not beneficially owned by such person. The certificate of incorporation also requires, with some exceptions, that two independent experts conclude that the terms of any such merger, consolidation, disposition of assets or similar business combination are fair to unaffiliated stockholders and that the opinion of these experts be included in a proxy statement mailed to stockholders. The foregoing provisions may be amended only by the affirmative vote of the holders of two-thirds of the shares of common stock entitled to vote in the elections of our directors, excluding any shares held by a person who owns 5 percent or more of the outstanding shares.
Our certificate of incorporation:
•	provides for a board of directors that serve one-year terms;
•	sets the number of directors at not less than six and not more than 15;
•
permits the number of directors to be increased or decreased within the foregoing range by vote of 80 percent of the directors or the holders of 80 percent of the outstanding shares of our stock entitled to vote in elections of directors;

•	authorizes us to establish the procedures for advance notice for stockholder nominations of directors in our By-laws;
•
permits such nomination procedures to be amended only by vote of 80 percent of our directors or the holders of 80 percent of the outstanding shares of our common stock entitled to vote in elections of directors;

•	gives our board of directors the exclusive power to fill interim vacancies and to determine the qualifications of directors;
•	requires that stockholder action be taken at a meeting of our stockholders, except for action by written consents of the holders of preferred stock authorized by our board of directors; and
•	requires the affirmative vote of the holders of 80 percent of our shares entitled to vote in elections of directors to amend the foregoing provisions.
PREFERRED STOCK
Under our certificate of incorporation, our board of directors may direct the issuance of up to 12,500,000 shares of our preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by our board of directors pursuant to a certificate of designation without any further vote or action by our stockholders. Preferred stock, upon issuance against full payment of the purchase price for the preferred stock, will be fully paid and nonassessable. We may issue preferred stock as part of a stock purchase unit. Stock purchase units are summarized in this prospectus under “Description of Stock Purchase Contracts and Stock Purchase Units.” The specific terms of a particular series of our preferred stock will be described in the prospectus supplement relating to that series. The description of our preferred stock set forth below and the description of the terms of a particular series of our preferred stock set forth in the related prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series.
The applicable prospectus supplement will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of a series of preferred stock.
The rights, preferences, privileges and restrictions of our preferred stock of each series will be fixed by the certificate of designation relating to such series. A prospectus supplement, relating to each series, will specify the following terms of the preferred stock:
•	the maximum number of shares to constitute the series and the distinctive designation of the series;
•
the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

•
the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends on shares of the series that the holders of shares of the series shall be entitled to receive upon the redemption of the series;

•
the liquidation preference, if any, and any accumulated dividends on the series, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of our affairs;

•
whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

•
the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of our capital stock or of a third party or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether such conversion is mandatory or optional;

•	the stated value of the shares of the series;
•	the voting rights, if any, of the shares of the series;
•	any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions of the series of preferred stock; and
•	any other terms of the series.
In the event of any voluntary liquidation, dissolution or winding up of our affairs, the holders of any series of any class of our preferred stock shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of our common stock or any other of our shares ranking junior to such series, the amounts fixed by our board of directors with respect to such series and set forth in the applicable prospectus supplement. After payment to our holders of the preferred stock of the full preferential amounts to which they are entitled, our holders of preferred stock, as such, shall have no right or claim to any of our remaining assets.
If liquidating distributions shall have been made in full to all holders of our preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of our capital stock ranking junior to our preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. The merger or consolidation of us into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute our dissolution, liquidation or winding up.
DESCRIPTION OF DEPOSITORY SHARES
GENERAL
We may offer depository receipts for depository shares, each of which will represent a fractional interest in a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depository shares will be deposited under a separate deposit agreement among us, the preferred stock depository named in the deposit agreement and the holders from time to time of our depository receipts. Subject to the terms of the deposit agreement, each owner of a depository receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depository shares evidenced by such depository receipt, to all the rights and preferences of the preferred stock represented by such depository shares (including dividend, voting, conversion, redemption and liquidation rights).
The depository shares will be evidenced by depository receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depository, we will cause the preferred stock depository to issue, on our behalf, the depository receipts. Copies of the applicable form of deposit agreement and depository receipt may be obtained from us upon request.
DIVIDENDS AND OTHER DISTRIBUTIONS
The preferred stock depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the depository receipts evidencing the related depository shares in proportion to the number of such depository receipts owned by such holder, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depository.
In the event of a distribution other than in cash, the preferred stock depository will distribute property received by it to the record holders of depository receipts entitled to the property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depository, unless the preferred stock depository determines that it is not feasible to make such distribution, in which case the preferred stock depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
WITHDRAWAL OF SHARES
Upon surrender of the depository receipts at the corporate trust office of the preferred stock depository (unless the related depository shares have previously been called for redemption), the holders of the depository receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole shares of preferred stock and any money or other property represented by the depository shares evidenced by such depository receipts. Holders of depository receipts will be entitled to receive whole shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depository share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depository shares. If the depository receipts delivered by the holder evidence a number of depository shares in excess of the number of depository shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depository will deliver to such holder at the same time a new depository receipt evidencing such excess number of depository shares.
REDEMPTION OF DEPOSITORY SHARES
Whenever we redeem preferred stock held by the preferred stock depository, the preferred stock depository will redeem as of the same redemption date the number of depository shares representing the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depository the redemption price of the preferred stock to be redeemed plus any other amounts payable in respect of such preferred stock in connection with such redemption. The redemption price per depository share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depository shares are to be redeemed, the preferred stock depository will select the depository shares to be redeemed by lot.
After the date fixed for redemption, the depository shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depository receipts evidencing the depository shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depository receipts were entitled upon such redemption upon surrender of the depository receipts to the preferred stock depository.
VOTING OF THE UNDERLYING PREFERRED STOCK
Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the preferred stock depository will mail the information contained in such notice of meeting to the record holders of the depository receipts evidencing the depository shares which represent such preferred stock. Each record holder of depository receipts evidencing depository shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depository as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depository shares. The preferred stock depository will vote the amount of preferred stock represented by such depository shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depository in order to enable the preferred stock depository to do so. The preferred stock depository will abstain from voting the amount of preferred stock represented by such depository shares to the extent it does not receive specific instructions from holders of our depository receipts evidencing such depository shares.
LIQUIDATION PREFERENCE
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of our depository receipts will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depository share evidenced by such depository receipt, as set forth in the applicable prospectus supplement.
CONVERSION OF PREFERRED STOCK
The depository shares, as such, are not convertible into our common stock or any of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depository shares in respect of a series of our preferred stock that is convertible into common stock, other preferred stock or other shares of our capital stock, the depository receipts may be surrendered by depository receipt holders to the preferred stock depository with written instructions to the preferred stock depository instructing us to cause conversion of our preferred stock represented by the depository shares evidenced by such depository receipts into whole shares of common stock, other preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect of such instructions, we will cause the conversion of the preferred stock represented by depository shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depository shares evidenced by a depository receipt are to be converted in part only, one or more new depository receipts will be issued for any depository shares not to be converted. No fractional shares of our common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.
AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT
The form of depository receipt evidencing the depository shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depository. However, any amendment that materially and adversely alters the rights of the holders of depository receipts will not be effective unless such amendment has been approved by the existing holders of at least a majority of our depository shares evidenced by the depository receipts then outstanding.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depository if a majority of the holders of each class of our depository shares affected by such termination consents to such termination, whereupon the preferred stock depository shall deliver or make available to each holder of depository receipts, upon surrender of the depository receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depository shares evidenced by such depository receipts. In addition, the deposit agreement will automatically terminate if:
•	all outstanding depository shares shall have been redeemed;
•
there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution shall have been distributed to the holders of depository receipts evidencing the depository shares representing such preferred stock; or

•	each related share of preferred stock shall have been converted into our capital stock not so represented by depository shares.
CHARGES OF PREFERRED STOCK DEPOSITORY
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depository in connection with the performance of its duties under the deposit agreement. However, holders of our depository receipts will pay the fees and expenses of the preferred stock depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITORY
The preferred stock depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depository. Any such resignation or removal shall take effect upon the appointment of a preferred stock depository successor. A preferred stock depository successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
MISCELLANEOUS
The preferred stock depository will forward to holders of our depository receipts any reports and communications from us that are received by the preferred stock depository with respect to the related preferred stock.
Neither we nor the preferred stock depository will be liable if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depository under the deposit agreement will be limited to performing our respective duties under the deposit agreement in good faith and without gross negligence or willful misconduct, and neither we nor the preferred stock depository will be obligated to prosecute or defend any legal proceeding in respect of any depository receipts, depository shares or preferred stock represented by the depository shares unless satisfactory indemnity is furnished. We and the preferred stock depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented by the depository shares for deposit, holders of depository receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.
If the preferred stock depository shall receive conflicting claims, requests or instructions from any holders of depository receipts, on the one hand, and us, on the other hand, the preferred stock depository shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected by us at the time of issue, which debt warrant agreement may include or incorporate by reference standard debt securities warrant provisions substantially in the form of the standard debt securities warrant provisions incorporated into this registration statement by reference.
GENERAL
The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:
•	the offering price, if any;
•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;
•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;
•	a discussion of certain United States federal income tax considerations;
•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•	the antidilution provisions of the debt warrants; and
•	any other terms of the debt warrants.
Warrantholders do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the Indenture except as otherwise provided in the Indenture.
EXERCISE OF DEBT WARRANTS
Our debt warrants may be exercised by surrendering to our debt warrant agent the debt warrant certificate with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and signed by the warrantholder or its duly authorized agent (such signature(s) to be guaranteed by a bank or trust company, a broker or dealer which is a member of the Financial Industry Regulatory Authority (“FINRA”) or by a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates shall be accompanied by payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If fewer than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK
The following statements with respect to the common stock warrants and preferred stock warrants (collectively, the stock warrants) are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by us and a stock warrant agent to be selected at the time of issue, which stock warrant agreement may include or incorporate by reference standard stock warrant provisions substantially in the form of the standard stock warrant provisions incorporated into this registration statement by reference.
GENERAL
Our stock warrants, evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If stock warrants are offered, the related prospectus supplement will describe the designation and terms of the stock warrants, including without limitation the following:
•	the offering price, if any;
•	the designation and terms of our common stock or preferred stock purchasable upon exercise of the stock warrants;
•	if applicable, the date on and after which our stock warrants and the related securities will be separately transferable;
•	the number of shares of our common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;
•	a discussion of certain United States federal income tax considerations;
•	the call provisions, if any;
•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•	the antidilution provisions of the stock warrants; and
•	any other terms of the stock warrants.
The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.
EXERCISE OF STOCK WARRANTS
Our stock warrants may be exercised by surrendering to our stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse side of the stock warrant certificate properly completed and signed by the warrantholder, or its duly authorized agent (such signature(s) to be guaranteed by a bank or trust company, a broker or dealer which is a member of FINRA or by a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates shall be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stock or the preferred stock, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock or preferred stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent shall deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.
ANTIDILUTION AND OTHER PROVISIONS
The exercise price payable and the number of shares of our common stock or preferred stock purchasable upon the exercise of each of our stock warrants and the number of our stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to our holders of common stock or preferred stock, respectively, or a combination, subdivision or reclassification of our common stock or preferred stock, respectively. In lieu of adjusting the number of shares of our common stock or preferred stock purchasable upon exercise of each of our stock warrants, we may elect to adjust the number of our stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1 percent. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each of our outstanding stock warrants shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock or preferred stock into which such stock warrants were exercisable immediately prior to any such consolidation, merger, sale or conveyance of any of our property.
NO RIGHTS AS STOCKHOLDERS
Holders of our stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, which are contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured, secured or prefunded on some basis to be specified in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, collateral or depository arrangements, relating to the stock purchase contracts or stock purchase units.
Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities being offered under this prospectus (1) directly to purchasers, (2) through agents, (3) through underwriters or a group of underwriters, (4) through dealers, (5) through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise or (6) through a combination of these or other methods of sale. The applicable prospectus supplement with respect to the securities will describe the terms of the offering of these securities and the method of distribution of these securities.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be entitled under agreements, which may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled, under the underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
Any securities offered other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such securities.
The agents, dealers and underwriters may be deemed to be underwriters as defined under the Securities Act, and any discounts, commissions or concessions received by them from us or any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from us will be described in the applicable prospectus supplement. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
The place and time of delivery for the securities that are described generally in this prospectus will be set forth in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
The validity of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP.
EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Brunswick Corporation’s Annual Report on Form 10-K, and the effectiveness of Brunswick Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by the company in connection with the issuance and distribution of securities registered hereby:
SEC registration fee(1)	$
Printing and engraving costs(2)	$
Legal fees and expenses(2)	$
Accounting fees and expenses(2)	$
Rating agency fees(2)	$
Trustee fees and expenses(2)	$
Blue Sky filing and counsel fees(2)	$
Miscellaneous(2)	$
Total	$
(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(2)
As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.	Indemnification of Officers and Directors.
(A) Section 145 of the Delaware General Corporation Law, under which we are organized, generally empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the corporation, against certain expenses (including attorneys’ fees), judgments, fines and other amounts that may be paid or incurred by them in their capacities as directors, officers, employees or agents of the corporation.
(B) The Certificate of Incorporation of the Registrant authorizes its board of directors to indemnify directors, officers, employees or agents of the Registrant to the fullest extent permitted by law.
(C) The Registrant’s By-laws require its board of directors to indemnify directors and officers of the Registrant in the same circumstances set forth in the Certificate of Incorporation. The Registrant’s By-laws also authorize it to purchase liability insurance on behalf of its directors, officers, employees and agents and to enter into indemnity agreements with its directors, officers, employees and agents.
(D) The Registrant has entered into indemnification agreements with its directors and its officers which provide broader indemnification than the indemnification specifically available under Section 145 of the Delaware General Corporation Law. The agreements provide that the Registrant will indemnify its directors and its officers to the fullest extent permitted by its Certificate of Incorporation (and that is otherwise lawful) against expenses (including attorneys’ fees), judgments, fines, taxes, penalties and settlement payments incurred by reason of the fact that they were directors or officers of the Registrant or acting in similar capacities for other entities at the request of the Registrant. Unlike Section 145 of the Delaware General Corporation Law, this indemnification would, to the extent that it is lawful, cover judgments, fines and amounts paid in settlement of claims against the director or officer whether or not such action is by or in the right of the Registrant or such other entities with respect to which such director or officer serves or has served.
(E) The Registrant maintains an insurance program which covers it for losses incurred pursuant to indemnification obligations set forth above during any policy year, subject to specified exclusions, terms and conditions. The policy also covers the officers and directors of the Registrant for certain of such losses if they are not indemnified by the Registrant.
(F) The Registrant also maintains an insurance program which would reimburse it for certain losses incurred by it pursuant to its fiduciary obligations under the Employee Retirement Income Security Act of 1974

(“ERISA”), subject to specified exclusions, terms and conditions. This policy also covers the officers, directors and employees of the Registrant for certain of their losses incurred as fiduciaries under the ERISA Act, subject to specified exclusions, terms and conditions.
(G) Under the terms of the Equity Underwriting Agreement and the Debt Underwriting Agreement to be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b), directors, certain officers and controlling persons of the Registrant are entitled to indemnification under certain circumstances including proceedings under the Securities Act of 1933 and the Securities Exchange Act of 1934.
Item 16.	Exhibits.
Exhibit Number	Description of Document
1.1	Form of Equity Underwriting Agreement**
1.2	Form of Debt Underwriting Agreement**
3.1	Restated Certificate of Incorporation of Brunswick Corporation
3.2	Amendments to Restated Certificate of Incorporation of Brunswick Corporation (incorporated by reference to Exhibit 3.1 to the Brunswick Corporation’s Quarterly Report on Form 10-Q filed May 3, 2018)
3.3	Amended By-laws of Brunswick Corporation (incorporated by reference to Exhibit 3.1 to Brunswick Corporation’s Quarterly Report on Form 10-Q filed May 5, 2016)
4.1
Indenture between Brunswick Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Brunswick Corporation’s Current Report on Form 8-K filed October 3, 2018)

4.5	Form of Standard Stock Warrant Provisions*
4.6	Form of Standard Debt Warrant Provisions*
4.7	Form of Unit Certificate**
4.8	Form of Remarketing Agreement**
4.9	Form of Pledge Agreement**
4.10	Form of Stock Purchase Contract**
5.1	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Cravath, Swaine & Moore LLP (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney
25.1	Statement of Eligibility of Trustee on Form T-1 for U.S. Bank National Association
*	Incorporated by reference to Brunswick’s registration statement on Form S-3 (Registration No. 333-9997), filed on August 12, 1996
**	To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b)
Item 17.	Undertakings.
(A) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during any warrant or right subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mettawa, Illinois on July 29, 2021.
BRUNSWICK CORPORATION

By:	/s/ Ryan M. Gwillim
	Name:	Ryan M. Gwillim
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 29, 2021.
Signature	Title	Date

/s/ David M. Foulkes	Chief Executive Officer (Principal Executive Officer)	July 29, 2021
(David M. Foulkes)

/s/ Ryan M. Gwillim	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2021
(Ryan M. Gwillim)

/s/ Randall S. Altman	Vice President and Controller (Principal Accounting Officer)	July 29, 2021
(Randall S. Altman)

*	Board Chair and Director	July 29, 2021
(Nancy E. Cooper)

*	Director	July 29, 2021
(David C. Everitt)

*	Director	July 29, 2021
(Reginald Fils-Aimé)

*	Director	July 29, 2021
(Lauren Patricia Flaherty)

*	Director	July 29, 2021
(Joseph W. McClanathan)

*	Director	July 29, 2021
(David V. Singer)

*	Director	July 29, 2021
(Jane L. Warner)

*	Director	July 29, 2021
(J. Steven Whisler)

Signature	Title	Date

*	Director	July 29, 2021
(Roger J. Wood)

*	Director	July 29, 2021
(MaryAnn Wright)
*By:	/s/ Christopher F. Dekker
Christopher F. Dekker
Attorney-in-Fact